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                  CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND
                             CHIEF FINANCIAL OFFICER
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


We, Richard Damion and Joseph R. Rodriguez, Jr., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-QSB of International Food Products Group, Inc. for the quarterly period ending March 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the Quarterly Report on Form 10-QSB fairly presents in all material respects the financial condition and results of operations of International Food Products Group, Inc.


                                  By:      /s/ Richard Damion
                                           ----------------------------------
                                  Name:    Richard Damion
                                  Title:   Chief Executive Officer
                                  Date:    May 20, 2003


                                  By:      /s/ Joseph R. Rodriguez,. Jr.
                                           ----------------------------------
                                  Name:    Joseph R. Rodriguez,. Jr.
                                  Title:   Chief Financial Officer
                                  Date:    May 20, 2003